Exhibit 99.1

Date: July 30, 2013	CorVel Corporation
2010 Main Street
Suite 600
Irvine, CA 92614

FOR IMMEDIATE RELEASE	Contact: Heather H. Burnham
Phone: 949-851-1473
http://www.corvel.com

CorVel Announces Revenues and Earnings

IRVINE, California, July 30, 2013 — CorVel Corporation (NASDAQ: CRVL) announced the results for the quarter ended June 30, 2013. Revenues for the quarter ended June 30, 2013 were a record $118 million, a 13% increase over the $105 million in revenue in the quarter ended June 30, 2012. Earnings per share for the quarter ended June 30, 2013 were a record $0.40, a 38% increase over earnings per share of $0.29 for the same quarter of the prior year. The earnings per share numbers for the current and prior year have been adjusted to reflect the 2-for-1 stock split in the form of a 100% stock dividend which was paid on June 26.

Revenue growth for the quarter was driven by a 17% increase in the Company’s Patient Management service line and a 9% increase in its Network Solutions service line. The Patient Management service line includes traditional case and claims management services. Claims management growth continued; the Company’s reputation in the marketplace and introduction of new technologies were keys to the expansion of this product line. New account additions, including several marquee accounts, were awarded in the quarter.

The Company continues to invest in software development for its key product lines, including Enterprise Comp, CorVel’s integrated claims management and managed care solution. Investments include a new and expanded data center, improved artificial intelligence technology, strengthened foundational elements and ongoing projects aimed at its next generation claims and medical review software.

CorVel is expanding its line of preferred provider services (PPO), further improving patient access to its national PPO network. Directed care activities in pharmacy and ancillary networks contributed to revenue gains. The Company is also expanding its strategic emphasis and activities in the health markets.

About CorVel

CorVel Corporation is a national provider of innovative workers’ compensation solutions for employers, third party administrators, insurance companies, and government agencies seeking to control costs and promote positive outcomes. We apply technology, intelligence, and a human touch throughout the risk management process so our clients can intervene early and often while being connected to the critical intelligence they need to proactively manage risk. With a robust technology platform at its core, our connected solution is delivered by a national team of associates who are committed to helping clients design and administer programs that meet their organization’s performance goals.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company, management’s beliefs, and certain assumptions made by the Company, and events beyond the Company’s control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to the Company’s results of operations, including product investment strategies, expansion of preferred provider, bill review and claims management services. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, factors described in this press release and the Company’s filings with the Securities and Exchange Commission, including but not limited to “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2013. The forward-looking statements in this press release speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

CorVel Corporation

Quarterly Results - Income Statement (unaudited)

Quarters ended June 30, 2012 and June 30, 2013

	June 30, 2012	June 30, 2013
Quarter Ended
Revenues	104,606,000	118,113,000
Cost of revenues	81,425,000	91,195,000

Gross profit	23,181,000	26,918,000

General and administrative	12,174,000	12,842,000

Income from operations	11,007,000	14,076,000

Income tax expense	4,411,000	5,467,000

Net income	6,596,000	8,609,000

Earnings Per Share:
Basic	$0.29	$0.40
Diluted	$0.29	$0.40

Weighted Shares
Basic	22,626,000	21,396,000
Diluted	22,852,000	21,584,000

CorVel Corporation

Quarterly Results - Condensed Balance Sheet (unaudited)

March 31, 2013 and June 30, 2013

	March 31, 2013	June 30, 2013
Cash	19,822,000	25,034,000
Customer deposits	10,107,000	11,327,000
Accounts receivable, net	49,105,000	50,758,000
Prepaid expenses and taxes	7,418,000	4,539,000
Deferred income taxes	6,448,000	6,610,000
Property, net	46,584,000	50,509,000
Goodwill and other assets	42,898,000	42,606,000

Total	182,382,000	191,383,000

Accounts and taxes payable	13,587,000	19,510,000
Accrued liabilities	39,168,000	39,336,000
Deferred tax liability	18,225,000	18,225,000
Paid in capital	110,927,000	112,536,000
Treasury stock	-301,301,000	-308,609,000
Retained earnings	301,776,000	310,385,000

Total	182,382,000	191,383,000